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                                                                     EXHIBIT 4.6

                       HUTCHINSON TECHNOLOGY INCORPORATED

                                  $130,000,000

                 2.25% Convertible Subordinated Notes due 2010*

                               Purchase Agreement

                                                              New York, New York
                                                               February 18, 2003


Salomon Smith Barney Inc.
Needham & Company, Inc.
As Representatives of the Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

         Hutchinson Technology Incorporated, a corporation organized under the laws of Minnesota (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $130,000,000 principal amount of its 2.25% Convertible Subordinated Notes due 2010 (the "Firm Securities"). The Company also proposes to grant to the Initial Purchasers an option to purchase up to $20,000,000 additional principal amount of such 2.25% Convertible Subordinated Notes due 2010 to cover over-allotments, if any (the "Option Securities" and, together with the Firm Securities, the "Securities"). The Securities will be convertible into shares of Common Stock, par value $.01 ("Stock", which shall include the associated common share purchase right), of the Company. The Securities are to be issued under an indenture (the "Indenture"), to be dated as of February 24, 2003, between the Company and LaSalle Bank National Association, as trustee (the "Trustee"). The Securities have the benefit of a Registration Rights Agreement (the "Registration Rights Agreement"), to be dated as of February 24, 2003, between the Company and the Initial Purchasers, pursuant to which the Company has agreed to file with the United States Securities and Exchange Commission (the "Commission") under the circumstances set forth therein a shelf registration statement (the "Shelf Registration Statement") pursuant to Rule 415 of the Act (as defined) relating to the resale of (i) such Securities and (ii) the shares of Stock initially issuable upon conversion of the Securities by holders thereof, and to use its best efforts to cause such Shelf Registration

----------------------

* Plus an option to purchase up to $20,000,000 additional principal amount from the Company to cover over-allotments.


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Statement to be declared effective. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

         The sale of the Securities and the Stock issuable upon conversion of the Securities to the Initial Purchasers will be made without registration of the Securities or such Stock under the Act in reliance upon exemptions from the registration requirements of the Act.

         In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated February 18, 2003 (as amended or supplemented immediately prior to the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated February 18, 2003 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, references herein to the Final Memorandum at the Execution Time are not meant to include any information incorporated by reference therein subsequent to the Execution Time, and any references herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time which is incorporated by reference therein.

         1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

            (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time, on the Closing Date (as defined in Section 3 hereof) and on any settlement date (pursuant to Section 3 hereof), the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date (pursuant to Section 3 hereof), will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

                  (b) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities

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                                                                               3



         under the Act (it being understood that no representation or warranty is made with respect to the activities of the Initial Purchasers or any of their Affiliates).

                  (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Securities in the United States (it being understood that no representation or warranty is made with respect to the activities of the Initial Purchasers or any of their Affiliates).

                  (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                  (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirements of Regulation S (it being understood that no representation or warranty is made with respect to the activities of the Initial Purchasers or any of their Affiliates). Terms used in this paragraph have the meanings given to them by Regulation S.

                  (f) On or prior to the Closing Date, the Company shall have been advised by The Portal Market of the NASD that the Securities have been designated Portal-eligible securities in accordance with the rules and regulations of the NASD.

                  (g) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

                  (h) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

                  (i) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities or the shares of Stock issuable upon conversion of the Securities (except as contemplated by this Agreement).

                  (j) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (k) The information provided by the Company pursuant to
         Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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                                                                               4


                  (l) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except to the extent that failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

                  (m) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, all outstanding shares of capital stock of the subsidiaries of the Company are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (n) The Company's authorized equity capitalization is as set forth in the Final Memorandum and the capital stock conforms in all material respects to the description thereof contained in the Final Memorandum; the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and, when issued upon conversion in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company or a duly constituted committee thereof has duly and validly adopted resolutions reserving such shares of Stock for issuance upon conversion; and except (i) as set forth in the Final Memorandum and (ii) options in respect of 518,000 additional shares of Stock granted in the Company's fiscal year 2003 and approximately 4,500 shares of restricted Stock to be issued to members of the Board of Directors on the date hereof, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for shares of capital stock or ownership interest in the Company are outstanding.

                  (o) There are no persons with registration rights or other similar rights to have any securities of the Company (other than the Securities and the Stock issuable upon conversion of the Securities) registered under the Shelf Registration Statement.

                  (p) None of the holders of outstanding shares of capital stock of the Company and no other person has or will have any preemptive or other rights to purchase, subscribe for or otherwise acquire (i) the Securities or the shares of Stock to be issued upon conversion of the Securities or any rights to such shares or (ii) any other capital stock of the Company or rights thereto as a result of or in connection with the transactions contemplated by the Indenture, this Agreement or the Registration Rights Agreement.

                  (q) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company,


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                                                                               5


         will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law) and will be convertible into Stock in accordance with their terms; and the Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (except as rights to indemnification thereunder may be limited by applicable law and subject, as to the enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law).

                  (r) Assuming compliance by the Initial Purchasers with the representations, warranties and agreements set forth in Section 4 hereof, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture or the Registration Rights Agreement, except such as will be obtained under the Act and the Trust Indenture Act in accordance with the Registration Rights Agreement, the securities laws of any jurisdiction outside the U.S. in which the Securities are offered and such as may be required under the blue sky or securities laws of any jurisdiction and the National Association of Securities Dealers Inc. in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement.

                  (s) None of the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issue and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, will conflict with, result in a breach or violation of, cause an early termination of any benefits under, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which any of their respective properties is subject; or
         (iii) assuming compliance by the Initial Purchasers with the representations, warranties and agreements set forth in Section 4 hereof, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body,


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                                                                               6


         administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except in the case of clause (ii) for such conflicts, breaches, violations, early terminations, liens, charges or encumbrances that could not reasonably be expected to have a Material Adverse Effect.

                  (t) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in or incorporated by reference in the Final Memorandum present fairly in all material respects the financial condition, statements of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption "Selected Financial Data" in the Annual Report on Form 10-K for the fiscal year ended September 29, 2002 and incorporated in the Final Memorandum fairly present, on the basis stated in such Form 10-K, the information included therein.

                  (u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (v) The Company and each of its subsidiaries own or lease all such properties as are necessary to the conduct of their respective operations as presently conducted.

                  (w) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of their properties, as applicable, except in the case of clauses (ii) and (iii) for such violations or defaults that could not reasonably be expected to have a Material Adverse Effect.

                  (x) Deloitte & Touche LLP, who have reviewed certain financial statements of the Company and its consolidated subsidiaries included in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder. Arthur Andersen LLP, who has previously certified certain financial statements of the Company and its consolidated subsidiaries and previously delivered their report with respect to certain audited consolidated financial statements and schedules included in the Final Memorandum, were at all times


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                                                                               7


         during their engagement by the Company independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (y) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect and, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (z) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; other than claims that could not reasonably be expected to have a Material Adverse Effect, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business other than refusals, failures to renew and failures to obtain that could not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (bb) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or


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                                                                               8


         contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (cc) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses other than such licenses, certificates, permits and authorizations the failure of which to possess could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (dd) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ee) The Company and its subsidiaries (i) have been and are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes ("Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required under applicable Environmental Laws to conduct their respective businesses; (iii) other than notices excluded in (iv) below, have not received notice of any actual or potential liability for the (x) investigation or remediation of any disposal or release of hazardous or toxic substances or wastes at any of the Company's or its subsidiaries' currently or formerly owned or leased sites, or at any off-site location where our wastes were disposed; or (y) exposure to any such hazardous or toxic substances or wastes, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto); and (iv) in the past five years prior to the date hereof, have not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  (ff) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the

      Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations; the Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                  (gg) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Final Memorandum to be conducted, except where the failure to have such Intellectual Property could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation of a third party's right in Intellectual Property (including any claim that the Company or any of its subsidiaries must license or refrain from using such Intellectual Property), which, if the subject of any unfavorable ruling, decision or finding could, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (hh) Each executive officer and director of the Company has entered into a written agreement with the Company in the form of Exhibit B hereto (each such agreement, a "Lock-up Agreement"), and executed originals of each Lock-up Agreement have been delivered to you.

         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

         2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.250% of the principal amount thereof, plus accrued interest, if any, from February 24, 2003 to the Closing Date, the principal amount of Firm Securities set forth opposite such Initial Purchaser's name on Schedule I hereto.

         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Securities at the same purchase price as the Initial Purchasers paid for the Firm Securities, plus accrued interest, if any, from February 24, 2003 to the settlement date for the Option Securities. The option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Initial Purchasers. The option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Memorandum upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date. Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total number of Option Securities to be purchased by the Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as the Representatives shall deem advisable.

         3. Delivery and Payment. Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 A.M., New York City time, on February 24, 2003, or at such time on such later date (not later than five Business Days after the foregoing date) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

         If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option), for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

         4. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

         (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and, to the extent applicable, in accordance with the restrictions set forth in paragraph 2 of Exhibit A hereto, and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A; or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

                  (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

                  5. Agreements. The Company agrees with each Initial Purchaser that:

                  (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as you may reasonably request.

                  (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that, prior to the earlier of (i) the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers) and
         (ii) the date that is nine months after the Closing Date, the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives in writing when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission and the Initial Purchasers will promptly advise the Company in writing of the completion of the distribution of the Securities.

                  (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as you may reasonably request.

                  (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its Affiliates to, resell any Securities or Stock issuable upon conversion of the Securities that have been acquired by any of them.

                  (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or the Stock issuable upon conversion of the Securities under the Act (it being understood that no agreement is being made with respect to the activities of the Initial Purchasers or any of their Affiliates).

                  (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Securities in the United States (it being understood that no agreement is being made with respect to the activities of the Initial Purchasers or any of their Affiliates).

                  (h) So long as any of the Securities or shares of Stock issued or issuable upon conversion of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (i) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirements of Regulation S (it being understood that no agreement is being made with respect to the activities of the Initial Purchasers or any of their Affiliates). Terms used in this paragraph have the meanings given to them by Regulation S.

                  (j) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company and to be eligible for The Portal Market of the NASD.

                  (k) The Company will not for a period of 90 days following the Execution Time, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition by any person of), directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, (i) any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock or, (ii) any debt securities issued or guaranteed by the Company or any of its direct or indirect subsidiaries; provided, however, that the Company may issue (1) shares of Stock pursuant to existing employee benefit plans and (2) shares of Stock as consideration for acquisitions so long as the parties receiving Stock in any such acquisition agree to be bound by the foregoing restrictions.

                  (l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities and the shares of Stock issuable upon conversion of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting the Securities for trading in The Portal Market of the NASD and the listing of the shares of Stock issuable upon conversion of the Securities; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder and under the Indenture and the Registration Rights Agreement.

                  (n) The Company will reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy its obligations to issue shares of Stock upon conversion of the Securities.

                  (o) The Company will refuse, and will cause all applicable trustees and transfer agents to refuse, to register any transfer of Securities or shares of Stock issued upon conversion of Securities if such transfer is not made pursuant to an effective registration statement under the Act or pursuant to an available exemption from the registration requirements of the Act; provided that the provisions of this paragraph shall not be applicable to any Security or share of Stock which has been transferred pursuant to an effective registration statement or Rule 144 under the Act, and, as a result of which, or otherwise, are no longer subject to restrictions on transfer under the Act.

                  (p) All of the Securities and shares of Stock issuable upon conversion of the Securities will contain a legend to the effect that the transfer thereof is prohibited except pursuant to an effective registration statement under the Act or pursuant to an available exemption from registration under the Act and that hedging transactions involving those Securities or shares may not be conducted unless in compliance with the Act; provided that such legend may be removed if such Securities or shares have been transferred pursuant to an effective registration statement or when eligible for resale under Rule 144 under the Act, and, as a result of which, or otherwise, are no longer subject to restrictions on transfer under the Act.

                  (q) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

                  (r) The Company shall duly list the shares of Stock issuable upon conversion of the Securities on the Nasdaq National Market, subject to official notice of issuance.

                  (s) The Company shall (i) deliver to the trustee (the "2005 Notes Trustee") for its 6% Convertible Subordinated Notes due 2005 (the "2005 Notes") an irrevocable notice instructing the 2005 Notes Trustee, upon telephonic authorization from the Company contemporaneous with the receipt of the purchase price for the Firm Securities as specified in
         Section 3 of this Agreement, to deliver to The Depository Trust Company ("DTC") as holder of the 2005 Notes, a notice of redemption (the "Redemption Notice") for all the outstanding 2005 Notes pursuant to
         Section 3.02 of the Indenture (the "2005 Notes Indenture") dated as of March 18, 1998 between the Company and the 2005 Notes Trustee, (ii) not do or authorize any act or thing that would result in the rescission of the Redemption Notice and (iii) redeem the 2005 Notes in the manner provided for in the 2005 Notes Indenture and the Redemption Notice.

                   6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time, the Closing Date and any settlement date pursuant to
Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Company shall have requested and caused Faegre & Benson LLP, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) the Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of Minnesota, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each of Wisconsin and South Dakota and that the Company has no material subsidiaries;

                           (ii) all the outstanding shares of capital stock of
                  the Company and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

                           (iii) the Company's authorized equity capitalization
                  is as set forth in the Final Memorandum; the shares of Stock issuable upon conversion of the Securities conform, as to legal matters, in all material respects to the description thereof incorporated in the Final Memorandum; the shares of Stock initially issuable upon conversion of the Securities have been duly authorized and, when issued upon conversion in accordance with the Securities and the Indenture, will be validly issued, fully paid and nonassessable; no holder of outstanding Securities of the Company has any statutory or, to such Counsel's knowledge, other preemptive rights to subscribe for the Securities or the shares of Stock issuable upon conversion of the Securities; and to such counsel's knowledge, except (i) as set forth in the Final Memorandum and (ii) options in respect of 518,000 additional shares of Stock granted in the Company's fiscal year 2003 and approximately 4,500 shares of restricted Stock to be issued to members of the Board of Directors on the date hereof, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock or ownership interests in the Company are outstanding;

                           (iv) the Indenture has been duly authorized, executed
                  and delivered, and assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Securities have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Registration Rights Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (except as rights to indemnification thereunder may be limited by applicable laws and subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the statements set forth under the heading "Description of Notes" and the description of capital stock incorporated in the Final Memorandum constitute a fair and accurate summary of the provisions of the Securities, the Indenture and the Registration Rights Agreement in all material respects;

                           (v) there is no pending or to the knowledge of such
                  counsel threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that would be required to be disclosed in a registration statement on Form S-1 under the Act and that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; and the statements in the Final Memorandum under the headings "Material United States Income Tax Considerations", and "Legal Matters" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

                           (vi) such counsel has no reason to believe that at
                  the Execution Time or on the Closing Date, the Final Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

                           (vii) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (viii) no consent, approval, authorization, filing
                  with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture and the Registration Rights Agreement, except such as will be obtained under the Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement and such as may be required under the blue sky or securities laws of any jurisdiction and the National Association of Securities Dealers Inc. in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement and such other approvals (specified in such opinion) as have been obtained;

                           (ix) none of the execution and delivery of the
                  Indenture, this Agreement or the Registration Rights Agreement, the issue and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof, will conflict with, require any mandatory repurchase or early termination of benefits under, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which any of their respective properties is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except in the case of clauses (ii) and (iii) for such conflicts, breaches, violations, mandatory repurchases, early terminations, liens, charges or encumbrances that could not reasonably be expected to have a Material Adverse Effect.;

                           (x) assuming the accuracy of the representations and
                  warranties and compliance with the agreements contained herein, no registration of the Securities under the Act, and no qualification of an indenture under the Trust Indenture Act, is required for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement;

                           (xi) the Company is not and, after giving effect to
                  the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as defined in the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company's securities;

                           (xii) the Redemption Notice satisfies the
                  requirements of Section 3.02 of the 2005 Notes Indenture and, assuming such Redemption Notice is given by the 2005 Notes Trustee on behalf of the Company to the holders of the 2005 Notes in the manner specified by the 2005 Notes Indenture, no further notice or action (other than the payment of the redemption price in accordance with Section 3.03 of the 2005 Notes Indenture) on the part of the Company is required to redeem the 2005 Notes;

                           (xiii) to such counsel's knowledge, as of September
                  29, 2002, the Company owned 110 issued U.S. Patents (the "U.S. Patents") and 52 pending U.S. Applications (the "U.S. Applications"); and such counsel knows of no claims of third parties or liens with respect to the Company's ownership interest in any of the U.S. Patents or U.S. Applications;

                           (xiv) to such counsel's knowledge, as of September
                  29, 2002, the Company owned 15 issued foreign patents (the "Non-U.S. Patents") and 48 pending foreign patent applications (the "Non-U.S. Applications"); and such counsel knows of no claims of third parties or liens with respect to the Company's ownership interest in any of the Non-U.S. Patents or Non-U.S. Applications;

                           (xv) to such counsel's knowledge, the statements set
                  forth or incorporated in the Final Memorandum under the captions "Risk Factors--We may be unable to adequately protect our intellectual property," "Business--Research and Development" and "Business--Intellectual Properties" and any amendment or supplement thereto, insofar as such statements constitute a summary of the Company's U.S. Patents, Non-U.S. Patents, U.S. Applications, Non-U.S. Applications and other intellectual property, fairly and accurately summarize in all material respects the legal matters, documents and proceedings relating to such U.S. Patents, Non-U.S. Patents, U.S. Applications, Non-U.S. Applications and other intellectual property described therein;

                           (xvi) to such counsel's knowledge, the Company or the
                  Company's customers own or possess sufficient rights to patents, patent applications, copyrights, trade secrets and other intellectual property rights necessary to the conduct of its disk drive suspension business as now or proposed to be conducted by the Company as described in the Final Memorandum;

                           (xvii) such counsel knows of no pending or threatened
                  action, suit, proceeding or claim by governmental authorities or others that the Company is infringing or otherwise violating any patents or trade secrets;

                           (xviii) such counsel is not aware of any material
                  defects of form in the preparation or filing of the U.S. Applications and Non-U.S. Applications on behalf of the Company; the U.S. Applications and Non-U.S. Applications are being diligently pursued by the Company; and such counsel is not aware of any pending or threatened actions, suits, proceedings or claims by governmental authorities or others challenging the validity of the U.S. Patents or Non-U.S. Patents;

                           (xix) such counsel is not aware of any infringement
                  on the part of any third party of the U.S. Patents or Non-U.S. Patents, trade secrets, know-how or other proprietary rights of the Company; and

                           (xx) to such counsel's knowledge, there are no
                  contracts or other documents relating to the Company's intellectual property of a character required to be filed as an exhibit to the Company's filings with the Commission or required to be described in the Company's filings with the Commission that are not filed or described as required.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Minnesota or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

            (b) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (c) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the Chief Financial Officer or the Treasurer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                           (ii) since the date of the most recent financial
                  statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (d) The Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request evidencing the derivation from the Company's accounting books and records of financial statements or other financial data included in the Final Memorandum and any amendment or supplement to the Final Memorandum for periods during which the Company's financial statements were audited by Arthur Andersen LLP.

                  (e) At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the rules of the American Institute of Certified Public Accountants, that they have performed a review of the unaudited interim financial information of the Company for the thirteen weeks ended December 29, 2002 and as at December 29, 2002, and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules included or incorporated in the Final Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission thereunder that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Act;

                           (ii) on the basis of a reading of the latest
                  unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with the standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the thirteen weeks ended December 29, 2002 and as at December 29, 2002; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, Board of Directors and the Executive, Audit and Finance Committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to September 29, 2002, nothing came to their attention which caused them to believe that:

                                    (1) any unaudited financial statements
                           included or incorporated in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Final Memorandum; and

                                    (2) with respect to the period subsequent to
                           December 29, 2002, there were any increases, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or decreases in capital stock of the Company or decreases in shareholders' investment of the Company as compared with the amounts shown on the December 29, 2002 unaudited condensed consolidated balance sheet included or incorporated in the Final Memorandum, or for the period from December 30, 2002 to such specified date, there were any decreases, as compared with the period subsequent to December 30, 2001, in consolidated net sales, gross profit, income from operations, or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives.

                              (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum agrees with the accounting records of the Company and its subsidiaries excluding any questions of legal interpretation.

                  References to the Final Memorandum in this Section 6(e) include any amendment or supplement thereto at the date of the applicable letter.

                  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any increases in the long-term debt of the Company and its subsidiaries, decreases in capital stock of the Company or decreases in shareholders' investment of the Company as compared with the amounts shown on the December 29, 2002 unaudited condensed consolidated balance sheet included or incorporated in the Final Memorandum, or for the period from December 30, 2002, any decreases, as compared with the period subsequent to December 30, 2001, in consolidated net sales, gross profit, income from operations, or income before income taxes or in total or per share amounts of net income of the Company; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (g) The Securities shall have been designated as Portal-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through DTC.

                  (h) The 2005 Notes Trustee shall have delivered the Redemption Notice to DTC.

                  (i) Each Lock-up Agreement shall have been duly executed and delivered to the Company and you and there shall have occurred no breach of any Lock-up Agreement.

                  (j) The shares of Stock issuable upon conversion of the Securities shall have been duly listed, subject to notice of issuance, on the Nasdaq National Market.

                  (k) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 825 Eighth Avenue, Worldwide Plaza, New York, New York, 10019, on the Closing Date.


         7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

         8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h) hereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities and, under the heading "Plan of Distribution", (i) the list of Initial Purchasers and their respective participation in the sale of the Securities; and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

         (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names on Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth on Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

         10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission, the New York Stock Exchange or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to the Company's Chief Financial Officer ((fax no. (320) 587-1645) and confirmed to Hutchinson Technology Incorporated, 40 West Highland Park, Hutchinson, Minnesota 55350-9784, attention of the Investor Relations.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

         "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.


         "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or The City of Chicago.

         "Commission" shall mean the Securities and Exchange Commission.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Regulation D" shall mean Regulation D under the Act.

         "Regulation S" shall mean Regulation S under the Act.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                 Very truly yours,
                                 Hutchinson Technology Incorporated

                                   by
                                     /s/ Wayne M. Fortun
                                     ------------------------------------
                                     Name: Wayne M. Fortun
                                     Title: Chief Executive Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Needham & Company, Inc.


Salomon Smith Barney Inc.

    by
        /s/ David M. Mastrangelo
        --------------------------
        Name: David M. Mastrangelo
        Title: Managing Director

For themselves and the other several Initial
Purchasers named in Schedule I to the foregoing Agreement.

                                   SCHEDULE I




                                                                                     Principal Amount
                                                                                    of Firm Securities
Initial Purchasers                                                                   to be purchased
                                                                                    ------------------
Salomon Smith Barney Inc.........................................................    $  113,750,000

Needham & Company, Inc...........................................................        16,250,000

                Total ...........................................................    $  130,000,000

                                                                       EXHIBIT A

                       Selling Restrictions for Offers and
                         Sales outside the United States

         (1)(a) The Securities and the Stock issuable upon conversion of the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act, unless registered under the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until one year after the latest of the commencement of the offering, the Closing Date and any subsequent closing date under the Initial Purchasers' over-allotment option (the "Restricted Period"), only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that it will not engage, directly or indirectly, in hedging transactions with regard to the Securities or the Stock issuable upon conversion of the Securities prior to the expiration of the Restricted Period unless in compliance with the Act. Each Initial Purchaser agrees that, at or immediately prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the Restricted Period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until one year after the last date on which Securities were initially issued by the Company, except in either case in accordance with Regulation S or Rule 144A under the Act. Hedging transactions with regard to the Securities or the shares of Stock issuable upon conversion of the Securities may not be conducted, directly or indirectly, prior to the expiration of one year after the last date on which Securities were initially issued by the Company, unless in compliance with the Act. Terms used above have the meanings given to them by Regulation S."

                  (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to them by Regulation S.

         (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and, prior to the expiry of six months from the closing of the offering of the Securities will not offer or sell, any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, whether as principal or agent, for purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,
(ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by them in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) it has communicated, or caused to be communicated, and will only communicate, or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply.

                                                                       EXHIBIT B


                           [Form of Lock-Up Agreement]

                       [Letterhead of officer or director]

                       HUTCHINSON TECHNOLOGY INCORPORATED


Salomon Smith Barney Inc.
Needham & Company, Inc.
As Representatives of the Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013


Ladies and Gentlemen:

         This letter is being delivered to you in connection with the proposed Purchase Agreement (the "Purchase Agreement"), between Hutchinson Technology Incorporated, a Minnesota corporation (the "Company"), and you as Representatives of the several Initial Purchasers named therein, relating to a placement of $130,000,000 aggregate principal amount of Convertible Subordinated Notes due 2010 ($150,000,000 if the over-allotment option is exercised by the Initial Purchasers).

         In order to induce the Initial Purchasers to enter into the Purchase Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, including the filing of (or participation in the filing of) a registration statement with the Securities and Exchange Commission in respect of), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of common stock ("Common Stock") of the Company or any securities convertible into, or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Purchase Agreement, other than (i) shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc.; or (ii) with respect to stock options that expire prior to November 30, 2003, shares of Common Stock to generate net proceeds sufficient to pay the strike price and the income taxes associated with the option exercise; provided, however, that, without such consent, the undersigned may participate in the filing of any registration statement which the Company is permitted to file pursuant to the Purchase Agreement.

         If for any reason the Purchase Agreement shall be terminated prior to the Closing Date (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

                                             Very truly yours,

                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Print Name